EXHIBIT 99.1

Investor Presentation May 2011

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or Trio®; operational difficulties at our facilities that limit production of our products; interruptions in railcar or truck transportation services; the ability to hire and retain qualified employees; changes in demand and/or supply for potash or Trio®/langbeinite; changes in our reserve estimates; our ability to successfully execute the projects that are essential to our business strategy, including but not limited to the development of the HB Solar Solution mine as a solution mine and the further development of our langbeinite recovery assets; weather risks affecting net evaporation rates at our solar solution mining operations; changes in the prices of our raw materials, including but not limited to the price of chemicals, natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations, and the enforcement of such regulations; obtaining permitting for applicable federal and state agencies related to the construction and operation of assets; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in use by the oil and gas industry of potash products in drilling operations; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; disruption in credit markets; our ability to secure additional federal and state potash leases to expand our existing mining operations; and governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this presentation, and, except as required by law we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise. Unless the context otherwise requires, when we use ‘‘Intrepid,’’ ‘‘our,’’ ‘‘we’’ or ‘‘us’’ during this presentation, we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries. Cautionary Statements Regarding Forward-Looking Information 2

Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense margin focus: Strategic marketing Capital investment to increase recoveries and productivity which is designed to lower per ton production cost Improve reliability and efficiency Innovate production methods 3 Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Solar Solution Mine Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine Carlsbad Reserve Development Assets ® Intrepid’s production focus combined with potash fundamentals delivers long-term margin opportunity

Company Overview 4 The largest U.S. producer of potassium fertilizer Only western world producer created and dedicated solely to potash-related products Supplies ~1.5% of global demand and ~9.4% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio® 5 active production facilities

Strong agricultural commodity prices are supportive of farmer economics Balanced fertilization will be necessary to realize maximum yield expectations Solid fertilization rates and demand for potash is anticipated as farmers seek to maximize yield to capitalize on strong commodity prices Despite wet spring weather conditions in Midwest and drought in Texas, the planting progress is positive in key corn growing states Many dealers looking to hold some level of inventory exiting spring application season 5 Current Potash Market

Supply and Demand Fundamentals Lead to the Current Pricing Environment U.S. Mid-West (fob warehouse) $535-560 spot Saskatchewan (fob mine) $505-515 spot E.C.L. America cfr $426-476 spot SE Asia cfr $431-476 spot W. Europe (cfr import) $460-463 spot India (cfr Indian port) (standard) $336 contract As of May 2011 6 Granular Muriate of Potash (MOP) Mid-West Pricing Mid-West Granular MOP ($/ton) Sources: Green Markets, Fertecon, International Plant Nutrition Institute (IPNI). Example Prices ($ / ton) Dec. 2006: Berezniki 1 mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Intrepid Acquisition of Moab 2004: Intrepid Acquisition of Carlsbad and Wendover Aug. 2008: Record low potash inventories Jan.2011: BPC and Canpotex agree to six month contracts with China for $363 per ton Feb. 2010: PCS announces $45 price increase to $560 per ton FOB Mid-West warehouse; PCS is sold out through June 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009

Few Deposits, Fewer Global Producers 7 2008, ‘09 & ‘10– MM KCL Equivalent Tons (2) (3) (2) (2) Sources: Public filings and select country data from Fertecon (1) Mosaic’s fiscal year ends on May 31, data has been adjusted to reflect calendar year (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products exclusively outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (5) Uralkali and Silvinit have agreed to a merger to take place in May 2011 pending regulatory review and resolution of current litigation (1) (4) Production Share Canpotex BPC 2009 2008 2010 (5) (5) 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralkali Silvinit K + S ICL China APC Intrepid SQM Vale Compass 1.5% 24.3% 18.8% 21.6% 33.8% Intrepid PCS Affiliates BPC RoW Canpotex

Potash Deliveries Track Population Growth



(000s Tons of Delivery in KCL Equivalent)
0
10
20
30
40
50
60
70
World
Historical Global Population
Potash Delivery Trendline
World
ex. FSU
Collapse of
Soviet Union
1981
1984
1987
1990
1993
1996
1999
2002
2005
2008
2011E
Global Midyear Population
(in billions)
0
1
2
3
4
5
6
7
8

Potash Deliveries 5-Year Forward CAGRS (2008 – 2012)	
China	2.6%
Brazil	3.4%

Sources: Fertecon, US Census Bureau.

(1) State Data Center of Iowa; 2006 estimate.

- Long-term correlation of potash deliveries to historical global population growth
- Population growth continues

Utilizing the 1.1% growth rate, provided by the US Census Bureau, in world population of 6.9 billion people:

- Each year – 75 million more people or approximately nine more New York Cities
- This would require an additional 40 million acres of arable land (1.2x the farmland in Iowa)[(1)]

  or
- A world yield increase of 1.1% per year, to maintain current rates of arable land

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Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term 9 Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon. (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 5/13/11; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stock to Use Ratios Grain Production Stock to Use Ratio 5 Year Average Fall 2011 Futures Soybeans: $9.65 $13.11 Wheat: $5.95 $8.35 Corn: $3.98 $6.27 2011 F 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010E Stocks to Use Ratio Grain Production (Millions of Tons) 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E

Farmers Understand the Agronomic Benefits of Potash Potash application rates were down in 2008 and 2009 A robust 2009 crop coupled with lower application rates meant that soils were being depleted of “banked” nutrients with the solid harvest in 2010 The solid 2010 crop likely resulted in a significant nutrient draw down, particularly for P & K 10 (1) USDA Estimate for 2009/10 Corn yield of 164.7 bu/acre and for 2010/11 Corn yield of 152.8 bu/acre . Solid Crop Yields the Last Three Growing Seasons Resulted in Removal of Nutrients from the Soil (1) 2007 average K 2 O Application: 43.6 lbs/Acre 2007 average K 2 O Removal: 55.8 lbs/acre 2007 average K 2 O Balance: - 12.2 lbs/acre - 20.0 - 10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 1985 1990 1995 2000 2005 2010 Lbs of K 2 O Per Acre US K 2 O Balance: 1987 - 2007 Application Removal Balance Source: IPNI Preliminary Nutrient Use Geographic Information System - 2010

Strong Returns for Farmers 11 - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is Dec. ‘11 for 2010/11 and Dec. ‘11 for 2011/12 futures price minus $0.30 basis as of 5/13/11 - Potash consumption in shown in fertilizer years (2009/2010 included under 2009). Data is estimated for 2010. Sources: USDA, Fertecon, Intrepid Potash®. . Corn Farm Price Potash (5%) Land (23%) Non-Land Fixed Costs (26%) Other Variable Costs (32%) Phosphate (4%) Per Bushel Return Historical Corn Input Costs and Price US Potash Fertilizer Consumption $ per bushel Potash Consumption (KCL tons ‘000) Nitrogen (9%) Largest margin opportunity for farmers in recent history 2010/11 2011/12 as of 5/13/11 Farm Price $5.45 $5.97 Gross Margin $1.97 $2.45 Input Costs Potash $0.18 $0.17 Nitrogen $0.31 $0.30 Phosphate $0.15 $0.14 Other Fertilizer $0.03 $0.04 Other Variable $1.10 $1.10 Non-Land $0.90 $0.89 Land $0.82 $0.86 Total $3.48 $3.52 0 1000 2000 3000 4000 5000 6000 7000 8000 9000 10000 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 1996/97 1997/98 1998/99 1999/2000 2000/01 2001/02 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11F 2011/12F

Why consider an investment in Intrepid Potash ? Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Margin Focused Decision Making Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton Costs 12 ®

Strategically Located Assets 13 Average Potash Consumption in Intrepid’s Markets is Greater than 5x of Intrepid’s Average Production Low High Sources: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Intrepid Potash. (1) AAPFCO, Fertecon, USDA. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Minnesota Intrepid Mine Location

Intrepid’s Potash Price Advantage: Strategically Located and Lower Royalties 14 (1) Sources: Green Markets and Fertecon Notes: (1) In calculating the average net realized sales prices for the first quarter of 2011, we assumed a freight rate of $25 per ton for Agrium based on historical reported results as freight was not separately disclosed in Agrium’s latest periodic filing. (2) Cash COGS, net of by product credits is an operating performance measure defined as total cost of goods sold including royalties, and excluding depreciation, depletion and amortization. (3) Intrepid Q1 2011 government payments were $16/ton, North American competitor average was $20 per ton Intrepid vs. North American Competitors Q1 2011 ($ per potash ton) Intrepid’s Potash Advantage Q1 2011 ($ per potash ton) Intrepid’s potash cash margin advantage has averaged $39 per ton over the last three years Intrepid’s 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of Intrepid’s principal competitors (2) (3) (1) (2) (1) (1) $0 $100 $200 $300 $400 $500 Price Cash COGS $442 $182 $339 $120 Intrepid N. American Competitors ($62) $103 2005 2006 2007 2008 2009 2010 2011 YTD Intrepid average net realized sales price per ton advantage $29 $43 $39 $88 $151 $61 $103 ($80) ($60) ($40) ($20) $0 $20 $40 $60 $80 $100 $120 Price Cash COGS Cash Margin Advantage $103 ($62) $41

Diversified Markets and Customer Base with Increased Flexibility in Product Mix

Intrepid Potash® Sales for 2010


Industrial
Animal Feed
Agricultural
Includes:
Barley
Corn
Cotton
Hay
Nuts
Rice
Soybeans
Vegetables
Wheat

	FY 2008	FY 2009	FY 2010
Agricultural	62%	69%	82%
Industrial	30%	18%	11%
Animal Feed	8%	13%	7%

- Intrepid sells potash into three different markets:
  - Agricultural - granular
  - Industrial - standard
  - Animal Feed - standard
- Industrial is primarily deliveries of standard potash to distributors to oil and gas drillers
- Ability to granulate ~80% of current production, providing flexibility to meet end market demand



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Intrepid’s Capital Investment Strategy is Targeted on Improving Margin 16 Increased Recoveries Increased Reliability Increased Productivity Reduced Per Ton Costs

Intrepid’s Capital Investment Strategy is Executed by Focusing on Three Core Areas Additional Granulation Capacity Moab Compactor North Compaction Upgrade Wendover Compactor Langbeinite Granulation Plant 17 Additional Mining Capacity Additional Mine Panels Additional Moab Horizontal Potash Caverns HB Solar Solution Mine Recovery Improvement Projects New Moab Brine Heater Increased Automation of Mine Operations Coarse Tails Recovery Circuit Langbeinite Dense Media Separation Plant

Major Capital Projects that Further the Capital Investment Strategy Serve as the Foundation for Future Growth

- 2011 Capex budget of $140 to $165 million
  - $40 to $45 million estimated as sustaining and improvement capital
  - $100 to $120 million estimated as opportunity projects

Major Capital Projects	Facility	Key Expected Benefits	Estimated Capex Range for Future Projects (1)	Estimated in service date
Potash Debottlenecking and Expansion Projects at Existing Facilities				
Wendover Compaction and Warehouse Projects	Wendover	• Ability to granulate 100 percent of production • Provides flexibility to respond to differing market demands	~$18MM	2011
Distributed Control System	Carlsbad East & West	• Enhance both surface and underground operational performance of facilities • Enhance underground safety at facilities	~$8MM	2011
Additional Mine Panels	Carlsbad East & West	• Increase underground ore recovery • Increase production	~$15MM	2011
Carlsbad Compaction Project	Carlsbad, North	• Ability to granulate 100 percent of production from West Mine • Provides flexibility to respond to differing market demands	Engineering Ongoing	2012
Significant Future Recovery & Productivity Projects				
Langbeinite Recovery Improvement Project	Carlsbad East	• Step change in langbeinite recoveries • Reduced water consumption • Lower East Mine per ton cost structure • Added flexibility to product mix	$85-$90MM	2011
HB Solar Solution Mine	Carlsbad HB	• Convert inactive mine to low-cost solution mine • Utilize solar evaporation to create low cost tons • Expected annual production of 150,000 – 200,000 tons • EIS process completed first quarter 2012	$120-$130MM	2013

(1) All dollar amounts for future capital spending are estimates that are subject to change as projects are further developed, modified, deferred, or canceled.

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 New compactor unit installed and in service at end of 2010 New product load out and screening system installed as part of compactor project Ability to granulate greater than 100 percent of annual production from Moab facility Project allows flexibility in production between granular and standard to meet market demand Expansion into new agricultural markets realized with first unit train shipment from Moab during April 2011 Engineering complete and finalizing permitting on new compactor which will have the ability to granulate 100 percent of annual production Engineering completed on new product warehouse being constructed in anticipation of additional granular product New compactor expected to be in service by the end of 2011 19 Additional Granulation Capacity is Key to Marketing and Production Flexibility - Utah Moab, Utah Wendover, Utah

 Engineering initiated related to the expansion of the current compaction plant to accommodate our anticipated production from the HB Solar Solution Mine North facility will have the capability of compacting 100 percent of West Mine production and 100 percent of anticipated HB Solar Solution Mine production Granulation plant for the Langbeinite Recovery Improvement Project expected to begin construction once permit is received Ability to granulate 100 percent of Trio® production 20 Additional Granulation Capacity is Key to Marketing and Production Flexibility – New Mexico Carlsbad, New Mexico – North Surface Facility Carlsbad, New Mexico – East Facility

Productivity enhancement at the West Mine is a notable example Additional Mining Capacity is a Path to Return Long-Term Value to Shareholders 21 Addition of two new mining panels in the last two years Stacker / Reclaim has increased mine productivity by ~25 percent Tons hoisted from 2004 – 2010 have averaged 2.4 million tons per year since Intrepid purchased the assets Through successful execution of capital projects, and associated increased recoveries, hoisting rates are forecast to increase by over 20 percent in 2011

$120 - $130 mm total estimated capital investment results in $700 per ton capex to reopen an existing mine compared to an estimated average cost of $1,400 per ton for greenfield projects HB Solar Solution Mine expected to be among the lower-cost potash mines in North America Same proven solar evaporation and solution mining technology as used in Moab Will share infrastructure with existing Carlsbad operations Production cost per ton estimated to be $65 to $75 per ton(1) Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 Draft EIS published in April 2011 First production will result approximately 18 months after construction begins with ramp up to full production expected in the succeeding year, reflecting the benefit of a complete annual evaporation cycle applied to filled evaporation ponds Total area available to be flooded: 1.3x size of Manhattan 22 HB Solar Solution Mine: Incremental Low-Cost Tons Potash Pillar (1) Based on third-party feasibility study. HB Solar Solution Mine Injection Area

HB Solar Solution Mine: Project Timeline & EIS Process 23 Draft EIS Published in the Federal Register on April 15, 2011, which began the 60-day public comment period Anticipate completing EIS review process and receiving the Record of Decision in the first quarter of 2012, reflecting updated timeline from BLM Received ground water discharge permit for the mine from the New Mexico Environment Department in July of 2010 In the process of obtaining the New Mexico Environment Department air permit for the project HB Solar Solution Mine Project Update

Intrepid believes the market recognizes the combined value of the nutrients in Trio®, potassium, magnesium and sulfate, and, as a result, Intrepid expects the pricing opportunity in the premium market to strengthen Improving the Recovery of Langbeinite from our Current Ore Stream Presents a Key Opportunity for Intrepid Intrepid made the initial investment to recover langbeinite from the East Mine through what was effectively a pilot project in 2005 Intrepid’s commencement of the Langbeinite Recovery Improvement Project in 2010 is the next step in the development of its langbeinite business Optionality to add on to the project to further increase productivity in the future Intrepid’s approach is to build new markets, not buy them, and to further develop the current langbeinite market domestically and internationally Demand for granular Trio® continues to grow as famers recognize the value of magnesium and sulfate combined with potassium Intrepid has over 50 years of remaining langbeinite reserves 24 Intrepid’s Commitment to its Customers is Key

Langbeinite Recovery Improvement Project Construction on the dense media separation plant has begun Permit application for granulation plant has been declared administratively complete Expected to increase Trio® recoveries from the current design of 30-35 percent to approximately 50 percent, thereby reducing cash costs per ton Expected to reduce process water consumption Allows for production flexibility through the ability to granulate 100 percent of standard Trio® production, effectively tripling our granular capacity Utilizes elements of Intrepid’s existing production assets Total project investment of approximately $85mm - $90mm Attractive IRR of 25 percent at today's Trio® pricing 25 Project Benefits & Opportunities Project Economics Project Progress

26 Final Thoughts Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Margin Focused Decision Making Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton Costs

Appendix ®

28 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

Non-GAAP Reconciliation

- Adjusted Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted EBITDA

	2009				2010				2011
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net Income	$24,681	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178	$28,279
Add: Income tax expense	15,196	13,023	6,392	2,294	7,661	2,490	8,187	11,420	18,851
Add: Interest Expense, including realized and unrealized derivative gains and/losses	203	-251	639	2,147	555	478	430	51	113
Add: Depreciation, depletion, amortization and accretion	3,492	4,256	4,270	5,310	6,539	6,687	6,60	7629	8,533
Total Adjustments	18,891	17,028	11,301	11,301	14,755	9,655	15,477	19,100	27,497
Adjusted Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$43,572	$31,646	$20,821	$14,523	$26,601	$13,257	$27,136	$37,278	$55,776

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Non-GAAP Reconciliation

- Adjusted net income is calculated as net income adjusted for significant non-cash and unusual items. Examples of non-cash and unusual charges include insurance settlements from property and business losses, non-cash gains or losses associated with unrealized derivative adjustments, our abnormal production adjustment, and the write-off of costs associated with the delay in permitting for the HB Mine associated with contractor mobilization and demobilization. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring normal basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted Net Income

	2009				2010				2011
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net Income	$24,681	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178	$28,279
Adjustments									
Insurance settlements from property and business losses	14	2	(5)	(1)	-	-	-		(12,500)
Unrealized derivative (gain) loss	(369)	(846)	117	(631)	(89)	(28)	(56)	(447)	(321)
Cost associated with abnormal production	1,195	5,179	5,784	9,366	470	-	-	-	-
Write-off mobilization costs associated with the delay of the HB Mine	-	586	-	-	-	-	-	-	-
Calculated tax effect (1)	(320)	(1,929)	2,311	3,494	(151)	11	22	177	5,128
Total Adjustments	520	2,992	3,585	5,240	230	(17)	(34)	(270)	(7,693)
Adjusted Net Income	$25,201	$17,428	$13,105	$11,945	$12,076	$3,585	$11,625	$17,908	$20,586

(1) Estimated effective tax rate of 39.6 percent for 2010 and 40.0 percent for 2009

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31 Solid Financial Performance Adjusted EBITDA(1) (In millions) Balance Sheet as of March 31, 2011 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) Cash and Investments $143 million Total Assets $844 million Debt Outstanding $ - Stockholders’ Equity $787 million Availability Under the Credit Line $125 million $14.5 $26.6 $13.3 $27.1 $37.3 $55.8 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 $12.3 $11.8 $3.7 $11.7 $18.2 $28.3 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 $0.09 $0.16 $0.05 $0.16 $0.24 $0.38 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11

32 Selected Financial Data Adjusted Net Income (1) (In millions) Adjusted EBITDA (1) (In millions, except gross margin percentage) Net Sales (In millions) Earnings Per Share (Diluted) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. $0.33 $0.19 $0.13 $0.09 $0.16 $0.05 $0.16 $0.24 $0.38 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 $25.2 $17.4 $13.1 $11.9 $12.1 $3.6 $11.6 $17.9 $20.6 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 $88.9 $73.4 $66.4 $73.1 $107.4 $64.3 $91.5 $96.2 $107.4 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 $43.6 $31.5 $20.8 $14.5 $26.6 $13.3 $27.1 $37.3 $55.8 49% 43% 31% 20% 25% 21% 30% 39% 39% Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11

33 Historical Quarterly Production and Sales Summary 2008 2009 2010 2011 Quarter ended September 30, December 31, March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, March 31, Production Volume (In thousands of short tons) Potash 200 201 137 131 112 124 172 165 166 224 234 Trio® 50 34 42 45 60 45 57 39 32 31 31 Sales Volume (In thousands of short tons) Potash 204 94 99 80 111 150 243 129 221 216 196 Trio® 50 17 38 45 40 25 70 63 45 27 52

34 Estimated Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Muriate of Potash Solar Moab 1965 Solution 125 Wendover 1932 Shallow Brine 30 HB Solar Solution Mine(2) N/A Solution 28 Conventional Carlsbad West 1931 Underground 158 Carlsbad East 1965 Underground 58 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 65 (1) The determination of estimated reserves has been prepared by Intrepid and is based on an independent review and analysis of our mine plans, geologic, financial and other data by Agapito Associates, Inc. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for more information. (2) The Carlsbad HB Solar Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking capacity brings efficiencies and lowers per ton costs

35 Intrepid Production Volume History & Outlook Tons (000’s) Intrepid’s Potassium Production Volume Growth Estimated Productive Capacity at Full Operating Rates(1) Historical ® ® Productive capacity is affected by operating rates, recoveries, mining rates and the amount of development work that Intrepid performs and, therefore, actual production rates for mining companies tend to be lower than estimated total productive capacity. 0 200 400 600 800 1,000 1,200 1,400 1,600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Potash Production Trio Production Current Estimated Potash Productive Capacity Current Estimated Trio Productive Capacity LRIP Production HB Production

Intrepid Average Net Realized Sales Price Advantage 36 Source: Company Reports, Intrepid Quarterly Net Realized Sales Prices Q1 ‘10 Q2 ‘10 Q3 ‘10 Q4 ‘10 Q1 ‘11 Intrepid $354 $376 $343 $363 $442 Mosaic $323 $305 $300 $300 $325 Agrium $307 $322 $297 $327 $360* Potash Corp. $291 $280 $277 $293 $332 * In calculating the average net realized sales prices for the first quarter of 2011, we assumed a freight rate of $25 per ton for Agrium based on historical reported results as freight was not separately disclosed in Agrium’s latest periodic filing. $0 $20 $40 $60 $80 $100 $120 $140 $160 $0 $100 $200 $300 $400 $500 $600 2004 2005 2006 2007 2008 2009 2010 2011 YTD Intrepid's Average Net Realized Sales Price Per Ton Advantage Intrepid Agrium* Mosaic Potash Corp Producer Realized Potash Sales Prices Producer Average Net Realized Potash Sales Price Per Ton ($/ton) Intrepid's Average Net Realized Sales Price Per Ton Advantage ($/ton) Intrepid's Average Net Realized Sales Price Advantage (2004 - 2011) : 25%

37 Potash Salt Nitrogen Complementary Business Agrium Potash Phosphates The Only Western World Potash Pure-Play K+S Potash Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL Potash Fertilizer & Phosphates Chemicals & Others Advanced Technologies Nitrogen Phosphates Retail Potash sources: Intrepid Potash®, company websites and publicly available 2009 & 2010 company financial statements. Complementary Business Other

Why Potash Only?

Market Structure for Key Fertilizer Nutrients

	Potash	Nitrogen	Phosphate (5)
Producing Countries	12	~60	~40
Key Inputs	■ Potash ore	■ Natural gas	■ Phosphate rock ■ Sulfuric acid ■ Ammonia
% of Overall Fertilizer Market (1)	17%	59%	24%
Market Share of Top 5 Producers(2)	64%	13% Ammonia 39% Urea	41% Phosphoric Acid 49% Phosphate Rock
% of Production Government Controlled(1)	19%	51%	50%
Industry Nameplate Operating Rate (2)	85% Potash (93% Productive Capacity)(3)	86% Ammonia 89% Urea	81% Phosphoric Acid 82% Phosphate Rock
Time for Greenfield	Minimum 7 years	3 years	3 – 4 years
Logistics for Greenfield	Most Difficult	Least Difficult	More Difficult
Estimated Cost for Greenfield (1,4)	$5.5 Bn for 2.2MM Tons	$1.4Bn for 1.0MM Tons	$1.5Bn for 1.0MM Tons

(1) Potash Corp.
(2) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer Research Ltd.
(3) Estimated by Intrepid Potash based on publicly available historic production data. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Productive capacity for potash estimated based on publicly available historic production data.
(4) Includes infrastructure outside the plant gates (e.g. rail, road networks, utility systems).
(5) Includes all types of phosphate fertilizer production.

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Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows

- St. Paul mine(Congo) (0.8MM tons KCL / yr)
- Berezniki 3 mine (1.8MM tons KCL / yr)
- PCA (Patience Lake) (0.8MM tons KCL / yr)
- Potacan mine (0.8MM tons KCL / yr)
- Berezniki I (1.3MM tons KCL / yr)

1976 1980 1984 1988 1992 1996 2000 2004 2011

Mines with Water Inflows
- K2 Mine Esterhazy
- Penobsquis Mine, Sussex

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines	Mines Currently With Less than 15 Years Reserve Life
Theodore, Amelie, Marie Louis mines in France	Hersey, United States - Mosaic
Pasquasi and San Cataldo mines in Italy	Boulby, England – ICL
Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines	Soligorsk I, Belarussia - Belaruskali
Trona, California	Taquari, Brazil – Vale
Several West German / East German mines	
Horizon-Amax, Wills-Weaver, Saunders in Carlsbad	

sources: Fertecon, Intrepid Potash®, and public filings

INTREPID POTASH®

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40 Carlsbad Potash Area

United States Potash Consumption 41 Sources : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Grains stocks include: Barley, Corn, Oats, Sorghum, Wheat Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately eight percent, over the past 27 years Corn acres planted in the U.S. were 93.5MM acres in 2007, 86.0MM acres in 2008, 86.4MM acres in 2009 and are estimated to be 88.2MM acres in 2010 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 2010: Strong Recovery in US Agricultural Markets 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks to Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks to Use Ratio KCL Tons Stocks to Use Ratio

Ethanol Has Become a Steady State Demand Driver Ethanol demand has driven growth in corn use over the last decade Other uses have remained relatively flat Ethanol accounts for approximately 36% of total corn use Ethanol Production reached record levels in recent months, fueled by a one year extension of tax credits, growing exports, and EPA approval of E15 for cars model year 2001 and newer. 42 *assuming industry average yield of 2.8 gal/bu Ethanol for Fuel CAGR 1999-2010 2010-2020 23.2% 1.4% - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 1999/00 2000/01 2001/02 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11 2011/12 2012/13 2013/14 2014/15 2015/16 2016/17 2017/18 2018/19 2019/20 2020/21 Million Bushels USDA Projected US Corn Utilization Exports Ethanol for fuel FSI except ethanol Feed & residual Source: USDA Historic Forecast

Potash Is Well Positioned to Gain Greater Share of Nutrient Investment 43 Little indication on the horizon of a major price shock from nitrogen given the relatively flat natural gas strip Nitrogen price and natural gas curve have diverged Sources: Green Markets, Bloomberg Recent Prices as of 5/13/11 NYMEX Futures 0 100 200 300 400 500 600 700 800 Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Prices Indexed to January 2000 Midwest Potash ($548/ton) DAP N.O Barge ($534/ton) Urea U.S. Gulf Import ($380/ton) Natural Gas Nearby Future ($4.25/mmbtu) Natural Gas Futures

44 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Sources: IPNI, Fertecon, Intrepid Potash®. Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 5,000 15,000 25,000 35,000 45,000 55,000 65,000 75,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011

Nutrient removal of various crops 45 N P2O5 KCl Eq. *Based on 2009 world yield for Oil Palm and 2009 US Yields for all others Sources: UN Food and Agriculture Organization (FAO), International Plant Nutrition Institute, International Potash Institute, USDA lb/acre* Corn (grain) Cotton (lint) Rice Soybeans Sugarcane Tobacco Wheat Potatoes Oil Palm Coffee N 115.3 49.7 89.8 167.2 69.3 100.0 58.5 144.5 35.2 34.0 P2O5 62.6 21.8 47.2 37.0 43.3 10.0 27.0 61.9 70.4 3.4 KCl eq. 73.5 48.8 41.7 94.5 200.4 180.6 25.3 382.2 76.8 58.9 Yield(tons/ac)* 4.61 0.39 3.54 1.32 34.64 1.16 1.35 20.65 6.28 0.64 - 50 100 150 200 250 300 350 400 450 Nutrient Removal (Lbs/Acre*) N P2O5 KCl Eq.

Removal of KCl by Selected Crops: Steady in the United States - Growing Significantly Worldwide 46 Sources: International Plant Nutrition Institute, UN Food and Agriculture Organization, USDA USA Removal of KCl Equivalent by Various Crops ROW Removal of KCl Equivalent by Various Crops 7,261 8,466 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Thousand Short Tons Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn 25,291 32,904 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Thousand Short Tons Oil palm fruit Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

United States Harvested Crop Acreage 47 Sources: UN Food and Agriculture Organization, USDA 72.4 68.8 69.3 70.9 73.6 75.1 70.6 86.5 78.6 79.6 81.3 72.4 73.0 72.5 72.5 74.0 71.3 74.6 64.1 74.7 76.4 76.8 53.1 48.5 45.8 53.1 50.0 50.1 46.8 51.0 55.7 49.9 53.6 23.1 23.8 23.1 23.6 21.7 22.4 21.4 21.7 21.7 21.3 20.7 13.1 13.8 12.4 12.0 13.1 13.8 12.7 10.5 7.6 7.7 10.8 0 50 100 150 200 250 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010F Million Acres Sugar cane Sugar beet Rice, paddy Seed cotton Alfalfa Wheat Soybeans Corn

World Arable Land Decreasing 48 Source: UN Food and Agriculture Organization USA Total Area Harvested ROW Total Area Harvested - 100 200 300 400 500 600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Unharvested Arable Land Legumes, Roots, Tubers & Tree Nuts Fruits and Vegetables Fiber Crops Oil Crops Forage Crops Cereals - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Unharvested Arable Land Other Fiber Crops Fruits and Vegetables Legumes, Roots, Tubers & Tree Nuts Forage Crops Oil Crops Cereals

49 To Reach Recommended Application Levels, Brazil, India and China Must Increase Demand China Brazil India sources: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

50 Fertilizer Use Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008. 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Average Application Rate Scientifically Recommended Rate

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	85.70	$ 331.60	$ 38.46	$ 293.14	$ 8.62
23%	81-130	Medium	13%	42.85	$ 123.17	$ 19.23	$ 103.94	$ 6.41
15%	131-160	High	2%	21.42	$ 18.95	$ 9.61	$ 9.33	$ 1.97
47%	161+	Very High	0%	0.00	-	-	-	-

Soybeans

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	121.52	$ 194.58	$ 54.53	$ 140.05	$ 3.57
23%	81-130	Medium	13%	60.76	$ 72.27	$ 27.27	$ 45.01	$ 2.65
15%	131-160	High	2%	30.38	$ 11.12	$ 13.63	$ (2.51)	$ 0.82
47%	161+	Very High	0%	0.00	-	-	-	-

Input Costs for Corn ($/bu)

	2011/12	% of Total Costs
Revenue	$5.97	
Gross Margin	$2.45	
Input Costs		
Potash	$0.17	5%
Total Fertilizer	$0.66	19%
Other Variable	$1.10	31%
Non-Land	$0.89	25%
Land	$0.86	24%
Total	$3.52	

Input Costs for Corn ($/acre)

	2011/12	% of Total Costs
Revenue	$ 947.44	
Gross Margin	$ 389.00	
Input Costs		
Potash	$ 27.09	5%
Total Fertilizer	$ 105.21	19%
Other Variable	$ 175.34	31%
Non-Land	$ 142.01	25%
Land	$ 135.87	24%
Total	$ 558.43	

ROI assumes 158.7 bu/acre and $5.97/bu for corn, 43.4 bu/acre yield and $12.81 for soybeans, $548/ton KCL (crop prices based on Dec. 2011 futures price minus $0.30 basis) as of 5/13/11

Input costs for corn use USDA estimate of 158.7 bu/acre for corn.

Sources: USDA, IPNI, CME, & Intrepid Potash®.

INTREPID POTASH®

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